UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2005

NOVAMED, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-26625	36-4116193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 664-4100.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

At a meeting on December 14, 2005, the board of directors (the “Board”) of NovaMed, Inc. (the “Company”) approved the compensation to be paid to Robert J. Kelly for his role as nonexecutive Chairman of the Board. The Board appointed Mr. Kelly to this position effective as of November 14, 2005. Effective as of his appointment, the Company will pay to Mr. Kelly a $3,000 monthly fee for serving as nonexecutive Chairman of the Board. Mr. Kelly will also continue to be paid the meeting fees as paid to all other directors. Each director is currently paid $3,000 per meeting attended in person and $1,000 per telephonic meeting in which he participates. In addition, the Board at its December 14th meeting approved cash compensation to be paid to members of the Board’s committees; historically, no cash compensation has been paid to committee members. Each member of a Board committee will be paid $1,000 per committee meeting, whether attending such meeting in person or via teleconference. The Board also approved the payment of a $5,000 annual retainer to the Chairman of the Audit Committee. Mr. Kelly is currently Chairman of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMED, INC.

Dated: December 20, 2005	By:	/s/ THOMAS S. HALL

Name: Thomas S. Hall Title: President and Chief Executive Officer